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                                                                      Exhibit 99



                         HANIFEN, IMHOFF HOLDINGS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER __, 1997

          The undersigned shareholder(s) of Hanifen, Imhoff Holdings, Inc., a Colorado corporation ("Hanifen Holdings"), revoking all previous proxies, hereby appoints Gary J. Wilson and Donald Salcito, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock, $.01 par value per share ("Hanifen Common Stock"), which the undersigned would be entitled to cast if personally present at the Special Meeting of Shareholders of Hanifen Holdings to be held at the Westin Hotel Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202, on ________, December __, 1997 at 9:30 a.m., local time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

          1. To adopt an Agreement and Plan of Merger (the "Merger Agreement") among Fiserv, Inc. ("Fiserv"), Fiserv Clearing, Inc. ("Fiserv Clearing"), a wholly-owned subsidiary of Fiserv, and Hanifen Holdings, pursuant to which Hanifen Holdings will merge with and into Fiserv Clearing and Fiserv Clearing will remain a wholly-owned subsidiary of Fiserv and shares of outstanding Hanifen Common Stock will be converted into shares of common stock, $.01 par value, of Fiserv and cash, all as described and subject to the terms and conditions set forth in the accompanying proxy statement/prospectus (the "Merger").

       FOR                    AGAINST              ABSTAIN
           -----                      -----                -----

          2. To sell certain of the assets of Hanifen, Imhoff, Inc. ("Hanifen Brokerage"), a wholly-owned subsidiary of Hanifen Holdings, to a new corporation formed by a group of current employees of Hanifen Brokerage for a purchase price equal to the fair market value determined by an independent appraiser, payable in cash at closing, plus the assumption of certain of the liabilities of Hanifen Brokerage.

       FOR                    AGAINST              ABSTAIN
           -----                      -----                -----

       3. To sell certain of the assets of Hanifen, Imhoff Investments, Inc. ("Hanifen Investments"), a wholly-owned subsidiary of Hanifen Holdings, to a new entity formed by a group of current employees of Hanifen Investments, on terms to be negotiated by Hanifen Holdings.


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       FOR                    AGAINST              ABSTAIN
           -----                      -----                -----

          4. To vote on such other business as may properly come before the Special Meeting of Shareholders and any and all adjournments or postponements thereof.

       FOR                    AGAINST              ABSTAIN
           -----                      -----                -----

                     (Please date and sign on reverse side)

THE SALE OF THE ASSETS OF HANIFEN BROKERAGE AND HANIFEN INVESTMENTS ARE CONDITIONS TO CLOSING THE MERGER. THEREFORE, A VOTE AGAINST OR TO ABSTAIN FROM VOTING WITH RESPECT TO PROPOSALS 2 AND 3 ABOVE WILL BE EFFECTIVELY A VOTE AGAINST THE MERGER.

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                         (continued from reverse side)

          This Proxy is solicited on behalf of the Board of Directors of Hanifen Holdings. Unless otherwise specified, the shares will be voted "FOR" approval of the Merger and the sale of certain assets of Hanifen, Imhoff, Inc., and Hanifen, Imhoff Investments, Inc. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting of Shareholders.

          THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT.

NOTE:  Please sign this Proxy exactly as the           Dated:          , 1997
 name(s) appears hereon.  When signing as                    ----------
 attorney-in-fact, executor, administrator, trustee
 or guardian, please add your title as such.
 Proxies executed in the name of a corporation         -------------------------
 should be signed on behalf of the corporation by      Signature of Shareholder
 a duly authorized officer.  Where shares are
 owned in the name of two or more persons, all
 such persons should sign this Proxy.
                                                       -------------------------
                                                       Signature of Shareholder






          PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.